Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 12, 2021, in the Registration Statement on Form F-4 and the related prospectus of REE Automotive Ltd., with respect to the consolidated financial statements of REE Automotive Ltd.

Tel Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER

May 14, 2021	A Member of Ernst & Young Global